UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

December 3, 2020

Date of Report (Date of earliest event reported):

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue

Mountain View, CA 94043

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 3, 2020, Intuit Inc., a Delaware corporation (“Parent”), completed the previously announced acquisition of Credit Karma, Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 24, 2020, by and among Parent, the Company, Halo Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Halo Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub II”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the securityholder representative thereunder. Pursuant to the Merger Agreement, among other matters, (i) Merger Sub merged with and into the Company (the “First Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and (ii) the Surviving Corporation merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving company.

At the closing of the Mergers, Parent provided total consideration of approximately $3.4 billion in cash and 13.3 million shares of Parent stock and equity awards with a fair value of $4.7 billion. The total consideration includes approximately $300 million of acquired cash. The fair value of Parent’s stock and equity awards in connection with the Mergers is based on the closing price of Parent common stock of $355.49 on December 2, 2020. Of the 13.3 million shares that are part of the total consideration, 11.3 million of those shares were issued at closing, with approximately 775,000 of those shares, valued at approximately $300 million, being subject to a revest provision and expensed over three years. The $3.4 billion in cash and 11.3 million shares also include $250 million and 834,000 shares of Parent common stock, valued at approximately $300 million, that were deposited into an escrow fund for a period of twelve months. The escrow fund will secure potential payment obligations of certain former securityholders of the Company with respect to a post-closing price adjustment and potential indemnification obligations. The other 2 million shares are issuable upon vesting of assumed equity awards, and have a value of approximately $700 million which will be expensed over approximately three years. Parent also established an equity retention pool of $300 million which will be granted within 60 days of close and expensed over four years.

The issuance of the Parent stock consideration was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-237944), as amended, filed by Parent with the Securities and Exchange Commission (the “SEC”) and declared effective on May 8, 2020 (the “Registration Statement”). The consent solicitation statement/prospectus included in the Registration Statement contains additional information about the Mergers, the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed with the SEC as Exhibit 2.01 in a Current Report on Form 8-K on February 24, 2020, and is incorporated into this report by reference.

ITEM 8.01	OTHER EVENTS.

On December 3, 2020, Parent issued a press release announcing the completion of the Mergers, a copy of which is attached as Exhibit 99.01 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Exhibit Description

2.01	Agreement and Plan of Merger, dated as of February 24, 2020, by and among Intuit Inc., Halo Merger Sub I, Inc., Halo Merger Sub II, LLC, Credit Karma, Inc. and Shareholder Representative Services LLC (incorporated by reference to Parent’s Current Report on Form 8-K filed with the SEC on February 24, 2020)*

99.01	Press release issued on December 3, 2020, announcing the completion of the Mergers

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2020	INTUIT INC.

	By:	/s/ Michelle M. Clatterbuck
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer